UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2014

 ENZON PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-12957	22-2372868
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 Kingsbridge Road, Piscataway, New Jersey (Address of principal executive offices)	08854 (Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 8, 2014, Enzon Pharmaceuticals, Inc. (the “Company”) received a letter from the Listing Qualifications department of The NASDAQ Stock Market LLC (“Nasdaq”) notifying the Company that its application to transfer the listing of its common stock to the Nasdaq Capital Market has been approved. The Company’s common stock will be transferred to the Nasdaq Capital Market at the opening of business on May 12, 2014 and will continue to trade under the symbol “ENZN.”

As previously announced, on March 19, 2014, the Company received a letter from the Listing Qualifications department of Nasdaq notifying the Company that it no longer complies with the requirement to maintain a minimum of $10 million in stockholders’ equity for continued listing on the Nasdaq Global Select Market. In lieu of seeking to regain compliance for continued listing on the Nasdaq Global Select Market, the Company applied to transfer the listing of its common stock to the Nasdaq Capital Market.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENZON PHARMACEUTICALS, INC.
(Registrant)

Date: May 9, 2014	By:	/s/ George W. Hebard III
Name: George W. Hebard III
Title: Interim Principal Executive Officer, Interim Chief Operating Officer and Secretary